Exhibit 3.37

State of California Kevin Shelley Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION	File # 2 0 0 5 0 8 1 0 0 1 9 FILED In the field of the Secretary of State of the State of California JAN 0 6 2005 /s/ Kevin Shelley KEVIN SHELLEY, SECRETARY OF STATE This Space For Filing Use Only
A $70.00 filing fee must accompany this form. IMPORTANT – Read instructions before completing this form.

ENTITY NAME (End the name with the words “Limited Liability Company,” “Ltd. Liability Co.” or the abbreviations “LLC” or “L.L.C”)

1. NAME OF LIMITED LIABILITY COMPANY POC Management Group, LLC

PURPOSE (The following statement is required by statute and may not be altered.)

2.      THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICES OF PROCESS (if the agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 2 must be completed (leave Item 4 blank).

3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS Richard Wolpow

4. IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA	CITY	STATE	ZIP CODE

3000 W. Warner	Santa Ana	CA	92704

MANAGEMENT (Check only one)

5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY: ☐ ONE MANAGER ☐ MORE THAN ONE MANAGER ☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGE, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED

/s/ Craig V. Butler	January 6, 2005
SIGNATURE OF ORGANIZER	DATE

Craig V. Butler, Esq.
TYPE OR PRINT NAME OF ORGANIZER

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.)

8. NAME	[Craig V. Butler, Esq.	]
FIRM	The Lebrecht Group, APLC
ADDRESS	22342 Avenida Empresa, Suite 220r
CITY/STATE/ZIP	[Rancho Santa Margarita, CA 92688	]

LLC-1 (REV 12/2004)			APPROVED BY SECRETARY OF STATE

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

Date:	FEB 17 2012
/s/ Debra Bowen
DEBRA BOWEN, Secretary of State